Exhibit 10.1

EQUIPMENT FINANCE

Technology Finance Group

December 23, 201l

Jonathan Johnson	Lessee:	OVERSTOCK.COM, INC.
OVERSTOCK.COM, INC.	Schedule No.:	OVER30910001, OVER30910002, OVER30910003,
6350 South 3000 East		OVER30910004, OVER30910005, OVER30910006,
Salt Lake City, UT 84121		OVER30910007, OVER30910008, OVER30910009,
OVER30910010, OVER30910011, OVER30910012,
OVER30910013, OVER30910014, OVER30910015
Master Lease Date: September 17, 2010

Dear Mr. Johnson:

In response to your request for a full early buyout of equipment (“Equipment”) on the above Equipment Schedule (together with the Master Lease, the “Lease”), U.S. Bancorp Equipment Finance, Inc. (“USBEF”) is pleased to offer the following proposal (“Proposal”) to amend the terms of the Lease to allow for the early buyout of Equipment under the Lease. If this Proposal is accepted by Lessee, subject to any conditions contained herein, the effective date of the Proposal shall be December 31, 2011 (“Effective Date”).

Lease Buyout Amount:                       $20,105,191.00, plus applicable taxes

The Lease will terminate upon: (i) receipt by USBEF of all outstanding amounts due under the Lease through the Effective Date; and (ii) receipt of the Buyout Amount, plus applicable taxes.

Upon termination of the Lease, USBEF shall transfer title to the Equipment “As-Is, Where-Is” without warranty of any kind except the Equipment shall be free and clear of all liens created by USBEF. The Lease Buyout Amount does not include any property taxes which are assessed for periods up to and including the Effective Date. After receipt of an invoice from the appropriate taxing authority for such property taxes, USBEF shall invoice Lessee and Lessee shall remit payment to USBEF for such property taxes within 10 days of receipt of such invoice.

If this Proposal is accepted by Lessee, upon USBEF’s receipt of the Lease Buyout Amount, the Lease shall automatically be amended without further action by USBEF or Lessee to delete any required financial covenants.

If you have any questions regarding the above terms, please contact me at [intentionally omitted]. Otherwise please acknowledge your acceptance of the above terms and conditions with your signature below and fax the signed copy to my attention at [intentionally omitted] on or before December 27, 2011, the Proposal expiration date.

Sincerely,	Accepted by:
U.S. Bancorp Equipment Finance. Inc.	OVERSTOCK.COM, INC.

/s/ Kyin Lok	By:	/s/ Jonathan E. Johnson III
Kyin Lok
SVP and Business Unit Manager	Date:	12/27/2011